UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 13, 2010

 Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2010, Neal A. Petrovich, Executive Vice President and Chief Financial Officer, informed the Board of Directors and senior management of his intention to end his employment with Hampton Roads Bankshares, Inc. (the “Company”), effective June 4, 2010.  Mr. Petrovich’s decision reflects his desire to pursue other opportunities outside of the banking industry.  The Company expects to name a permanent successor to Mr. Petrovich shortly.

Lorelle L. Fritsch, 43, Senior Vice President and Chief Accounting Officer, has been named Interim Chief Financial Officer.  Ms. Fritsch has fifteen years of experience with Bank of Hampton Roads (the “Bank”) in its financial administration area, and served as Chief Financial Officer of the Bank and the Company from July 2008 through February 2009.  She assumed the position of Senior Vice President in July 2008 and Chief Accounting Officer in 2004.

During the interim period, Ms. Fritsch will be assisted by Stephen P. Theobald in a consultative role.  Theobald has broad financial experience over a 25-year career, including accounting, reporting and the design and implementation of internal controls.  He was formerly Chief Financial Officer of Capital One’s local banking business, which included its commercial, consumer and small business banking operations.  Prior to that, he was a partner in KPMG’s financial services practice.

Mrs. Fritsch previously entered into a five year employment contract with the Bank.  This employment contract includes a provision related to the payment of a severance amount in the event of a change in control of the Company.  This contract was amended as of July 23, 2008, to make the Company a party in addition to the Bank.  The severance amount provided is equivalent to the three times the average of her previous three year’s salary minus one dollar payable over a sixty month period.  Mrs. Fritsch’s employment contract renews in five year increments.

Mrs. Fritsch is eligible to participate in the following compensation programs offered by the Company: Supplemental Executive Retirement Plan, Executive Officers Bonus Plan, Stock Incentive Plan and the Executive Savings Plan.  In addition, Mrs. Fritsch is eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees.  All of the aforementioned plans are more fully discussed in Amendment No. 2 to the Company’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: May 19, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer